Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is entered into as of June 30, 2024 (the “Closing Date), by and among Royale Energy, Inc., a Delaware corporation (the “Company”), «Legal_Name» (the “Holder”). Each of the Holder and the Company is a “Party”, and together are the “Parties.”

WHEREAS, the Company has issued and outstanding 2,466,455 shares of its Series B 3.5% Convertible Preferred Stock (“Series B Preferred Stock”) which are held by certain shareholders, including the Holder (collectively, the “Preferred Holders”);

WHEREAS, the Company and the Preferred Holders desire to provide for the exchange of all outstanding shares of the Company’s Series B Preferred Stock to the Company in consideration for certain shares of Royale Common Stock, certain Royale Senior Notes, certain options to purchase Royale Common Stock, and Holder’s pro rata share of certain specified property interests (the “Preferred Exchange”);

WHEREAS, the Parties to this Agreement desire to conclude the exchange of Holder’s Series B Preferred Stock for cash and Royale Senior Notes in accordance with terms of this Agreement concurrently with and conditioned upon successful completion of Preferred Exchange transactions with other holders of Series B Preferred Stock;

WHEREAS, the Holder is the legal and beneficial owner of «Pref_B» shares of Series B Preferred Stock and all rights to unpaid dividends related thereto (the “Shares”), with an aggregate liquidation value of «Liq_Val» (the “Liquidation Value”); and

WHEREAS, the Company desires to purchase and acquire from the Holder, and the Holder desires to sell and exchange with the Company, all of the Shares, together with all unpaid dividends and all rights, options and privileges related to the Shares, for the following consideration (collectively, the “Exchange Consideration”):

(i)          «Common» shares of Royale Common Stock;

(ii)         Royale Senior Notes in the aggregate principal amount of «Note»;

(iii)        «Options» options to purchase Royale Common Stock for $0.10 per share exercisable at any time up to five years after the Closing Date; and

(iv)        Royale’s conveyance of «ORRI» (percent) of certain overriding royalties interests;

(v)         Royale’s conveyance of certain real property interests to (the “PH Holdco”) a holding company owned by the Preferred Holders, whom have so elected;

NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE 1

DEFINITIONS, USAGE, ETC.

SECTION 1.1     Defined Terms. As used in this Agreement, the terms below have the following meanings:

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

“Applicable Law” means, with respect to any Person, any Law applicable to such Person or its business, properties or assets.

“Certificate of Designation” means the Royale Energy, Inc. (formerly known as Royale Energy Holdings, Inc.) Certificate of Designation of Series B 3.5% Redeemable Convertible Preferred Stock to be Designated Serie B Preferred Stock, filed with the Secretary of State of the State of Delaware as provided by the General Corporation Law of the State of Delaware.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

“Exchange Consideration” has the meaning assigned to such term in the recitals to this Agreement.

“Governmental Authority” means any domestic, foreign, international, supranational, national, provincial, regional, federal, state, municipal or local government, any instrumentality, subdivision, court, administrative or regulatory agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Indebtedness” means all obligations of the Company owed to the Holder under the Indenture, as well as the guarantees of such obligations.

“Law” means all applicable statutes, rules of law, rules, regulations, orders, writs, decrees, rulings, judgments, awards, agreements, approvals, authorizations, consents, licenses, clearances, waivers, permits, memoranda of understanding, commitment letters or similar understandings of or with any court, arbitrator or Governmental Authority.

“Lien” means any mortgage, deed of trust, lien, pledge, charge, claim, security interest, restrictive covenant or easement or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Material Adverse Effect” has the meaning assigned to such term in Section 5.1.

“Party” or “Parties” has the meaning assigned to such term in the preamble.

“Person” means any corporation, limited liability company, joint venture, partnership, individual, limited partnership, trust or other business entity.

“Company” has the meaning assigned to such term in the preamble to this Agreement.

“Representative” means any officer, director, employee, partner, trustee, attorney, accountant, advisor, agent or other representative of any Person.

“Second Lien Notes” means the notes issued by the Company to evidence the obligations under the Indenture.

“Securities Act” has the meaning assigned to such term in Section 4.5.

“Holder” has the meaning assigned to such term in the preamble to this Agreement.

“Holder’s Assigned Obligations” has the meaning assigned to such term in the recitals to this Agreement.

“Holder’s Proportional Share” means the fraction which results from dividing the number of shares of Series B Preferred Stock held by Holder immediately prior to closing on the Closing Date by the number of Series B Preferred Stock held by all of the Preferred Holders (including Shares held by Holder) immediately prior to closing on the Closing Date.

“Royale Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Royale Common Stock Options” means options issued by Royale Energy Inc. to purchase Royale Common Stock for $0.10 per share in cash exercisable at any time up to five years after the Closing Date in substantially the form attached as Exhibit A.

“Royale Senior Notes” means the Series 2024 Senior Promissory Notes of Royale Energy, Inc. in substantially the form attached as Exhibit B hereto to be issued by the Company in connection with the Preferred Exchange.

“Specified ORRI Interests” means 50% of the overriding royalty interests held by the Company and/or its Affiliates in Alaska, as of the Effective Date of this Agreement.

“Specified Property Interests” means all of Company’s interest in Fee Property in Kern County California described by APN numbers 409-022-27-4, 409-170-19-8, and 409-232-01-4.

“Subsidiary” or “subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture, limited partnership or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests or

(iii) the capital or profit interests in the case of a partnership; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

“Transfer Tax” means any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto, but such term shall not include any tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

“VWAP” has the meaning assigned to such term in the Certificate of Designation.

SECTION 1.2     Usage of Terms. Except where the context otherwise requires, words importing the singular number shall include the plural number and vice-versa.

SECTION 1.3     References to Articles and Sections. All references in this Agreement to Articles and Sections (and other subdivisions), Exhibits and Schedules refer to the corresponding Articles, Sections (and other subdivisions), Exhibits and Schedules of to this Agreement, unless the context expressly, or by necessary implication, otherwise requires.

ARTICLE 2

EXCHANGE OF THE SHARES FOR ROYALE SENIOR NOTES AND OTHER CONSIDERATION

SECTION 2.1     Sale and Purchase of the Shares.

(a)     On the terms and subject to the conditions contained in this Agreement, (a) the Holder is selling, conveying, transferring and assigning to the Company, and the Company is acquiring from the Holder, the Shares, together with all unpaid dividends and all rights, options and privileges related to the Shares, and (b) the Company is paying and delivering the Exchange Consideration to the Holder as consideration for the sale, conveyance, transfer and assignment of the Shares. At the Closing, the Holder shall either (i) to the extent such Series B Preferred Shares are certificated, (A) surrender the certificate or certificates, duly endorsed for transfer, to the Company or the Company’s transfer agent, who shall mark the certificates representing the surrendered Shares as “CANCELLED”, and (B) if such certificate or certificates, to the extent such Series B Preferred Shares are certificated, have been lost, stolen or destroyed, the holder must notify the Corporation’s transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate or certificates, or (ii) to the extent the Series B Preferred Shares are uncertificated, sign and deliver a letter of transmittal in the form of Exhibit C providing for the transfer and assignment of the uncertificated Shares to the Company.

(b)     The Holder and the Company agree that (i) the liquidation preference amount of all Shares to be surrendered in exchange for the Exchange Consideration is $10.00 per share, or «Pref_B» X $10.00 per Share or «Liq_Val» in the aggregate, and (ii) the Exchange Consideration for each Share exchanged by Holder comprises (A) 9 shares of Royale Common Stock, plus (B) Royale Senior Notes in an original principal amount equal to 10% of the Liquidation Value of such Share (i.e., $1.00 principal amount of Royale Senior Note per Share), plus (C) Royale Common Stock Options to purchase 10.143840 shares of Royale Common Stock for each Share exchanged, plus (D) Holders Proportional share of the Specified ORRI Interests, plus, if so elected (E) Holder’s Proportional share of the Specified Property Interests to PH Holdco, divided by the number of Shares.

SECTION 2.2     Waiver. The Holder hereby waives and releases any and all rights and claims it may have against the Company and its directors, officers, employees, agents and affiliates, for any matter arising in or relating to any and all periods on or before the Closing Date. Such waiver shall be subject to and effective upon the consummation of the Closing.

SECTION 2.3     Taxes.

(a)     The Company shall not pay any Transfer Taxes or any documentary stamp taxes that may be payable in respect of the transfer of the Shares or the issuance of the Royale Senior Notes and the other Exchange Consideration.

(b)     The Holder agrees to complete, execute and deliver, accurately and in a manner reasonably satisfactory to the Company, a valid U.S. Internal Revenue Service form W-8 and W-9, as applicable, or any successor form, and any required attachments thereto, and any other tax related forms required by the Company (i) upon execution of this Agreement and thereafter prior to the date on which the form becomes invalid, (ii) promptly upon reasonable demand by the Company, and (iii) promptly upon learning that any such form (or successor thereto) previously provided has become obsolete or incorrect.

ARTICLE 3

CLOSING

The Closing shall take place as soon as practicable after the conditions set forth in Article 6 hereof have been satisfied by the Holder and the Company, at such time and place as the Holder and the Company shall mutually agree.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby represents and warrants to the Company as follows:

SECTION 4.1     Power and Authority; Authorization; Binding Effect. The Holder has all necessary power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder in accordance with the terms of this Agreement. This Agreement has been duly authorized, executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.2     Ownership of the Shares. The Holder is the record and beneficial owner of the Shares, and, upon sale and delivery of the Shares to the Company as provided herein, the Holder will convey to the Company good and marketable title to the Shares, free and clear of all Liens other than Liens created by the Company, if any, or restrictions on transfer under federal and state securities Laws.

SECTION 4.3     Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other Person is required to be made or obtained by the Holder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for consents, approvals, filings and similar requirements, the failure of which to be obtained or made would not reasonably be expected to, individually or in the aggregate, prevent the Holder from performing under this Agreement in all material respects.

SECTION 4.4     Compliance with Applicable Law; No Conflicts. The execution, delivery and performance by the Holder of this Agreement, the sale and exchange of the Shares pursuant to this Agreement and the consummation of the other transactions contemplated hereby (a) will not violate any Applicable Law or any order or decree of any court or governmental instrumentality applicable to the Holder or any of its property; and (b) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Holder is a party or by which the Holder or any of its property is bound.

SECTION 4.5     Investment Representations. The Holder:

(a)     is familiar with transactions of the kind and scope reflected in this Agreement;

(b)     has made its own independent investigation and appraisal of the financial condition and affairs of the Company and its Subsidiaries and has conducted its own evaluation of the Royale Common Stock and Royale

Senior Notes and the Company’s creditworthiness and will continue to do so;

(c)     (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of an investment in the Royale Common Stock and Royale Senior Notes and the suitability thereof for such Holder; and

(d)     is exchanging the Shares for the Royale Common Stock and Royale Senior Notes for its own account for investment purposes and not with a view to the distribution thereof in violation of applicable securities laws.

SECTION 4.6     Foreign Holders. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Code), such Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Royale Common Stock and Royale Senior Notes or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Royale Common Stock and Royale Senior Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Royale Common Stock and Royale Senior Notes. The Holder’s exchange for and continued beneficial ownership of the Royale Common Stock and Royale Senior Notes, will not violate any applicable securities or other laws of such Holder’s jurisdiction. The funds used to purchase the Shares to be exchanged for the Royale Common Stock and Royale Senior Notes do not violate the anti-money laundering provisions of the Money Laundering Control Act of 1986 or the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001.

SECTION 4.7     Restricted Securities. The Holder understands that the Royale Common Stock and Royale Senior Notes are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Holder acknowledges that the Royale Common Stock and Royale Senior Notes must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. In this connection, such Holder represents that such Holder is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Holder understands that the Company is under no obligation to register any of the securities sold hereunder. Such Holder understands that no public market now exists for any of the Royale Common Stock and Royale Senior Notes and that a public market may never exist for such securities.

SECTION 4.8     Legend. It is understood that each of the Royale Senior Notes will bear the following legend (in addition to any other legend as may be required):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION THEREUNDER.

SECTION 4.9     Additional Transfer Restrictions on Royale Senior Notes. Without in any way limiting the representations set forth above, the Holder further acknowledges and agrees that the Royale Senior Notes are subject to additional restrictions on transfer as set forth in the form of the Royale Senior Notes.

SECTION 4.10     Consent to Exchange by Other Series B Preferred Holders. By execution of this Agreement, the Holder hereby consents to the exchange by the Company of shares of Royale Common Stock and Royale Senior Notes for all outstanding Series B Preferred Shares held by the Preferred Holders.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Holder as follows:

SECTION 5.1     Due Organization. The Company is a duly organized and a validly existing corporation in good standing under the laws of the State of Delaware. Each of the Company’s Subsidiaries has been duly organized and is a validly existing limited liability company in good standing under the laws of the State of Delaware. The Company has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Preferred Exchange contemplated hereby. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation or other legal entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in any case where the failure to be so qualified would not have material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).

SECTION 5.2     Power and Authority; Authorization; Binding Effect. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 5.3     Valid Issuance. In accordance with this Agreement, (i) the shares of Royale Common Stock included in the Exchange Consideration will be validly issued, fully paid and nonassessable shares of Royale Common Stock and, upon the conclusion of the Preferred Exchange, the Holder will hold all of the legal and beneficial title to such shares of Royale Common Stock, free and clear of all Liens, other than Liens created by the Holder, if any, or restrictions on transfer under federal and state securities Laws. and (ii) the Royale Senior Notes included in the Exchange Consideration will be duly authorized, validly issued and outstanding indebtedness of the Company, the Holder will hold all of the legal and beneficial title to such shares of Royale Senior Notes, free and clear of all Liens, other than Liens created by the Holder, if any or restrictions on transfer under federal and state securities Laws. No holder of any outstanding shares of capital stock of the Company and no holder of any outstanding Indebtedness of the Company is entitled to any preemptive or other rights to subscribe for any shares of Royale Common Stock or any of the Royale Senior Notes included in the Exchange Consideration.

SECTION 5.4     Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of: (i) 280,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), 71,863,829 shares of which are issued and outstanding immediately prior to the Closing; and (ii) 3,000,000 shares of preferred stock, all of which has been designated Series B Preferred Stock, 2,466,455 of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Series B Preferred Stock are as stated in the Royale Energy, Inc. (formerly known as Royale Energy Holdings, Inc.) Certificate of Designation. Exhibit F hereto sets forth the capitalization of the Company immediately following the Closing, including without limitation the number of shares of the following: (i) issued and outstanding Common Stock and (ii) the aggregate amount of all issued and outstanding Royale Senior Notes. Except with respect to Royale Common Stock and the Royale Senior Notes to be issued to Preferred Holders in exchange for their Series B Preferred Stock, there are no outstanding (a) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any membership units or capital stock of the Company or any such Subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such membership units or capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company or any such Subsidiary to issue any membership units or shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

SECTION 5.5     Consents and Approvals. To the Company’s knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other Person is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for consents, approvals, filings and similar requirements, the failure of which to be obtained or made would not reasonably be expected to, individually or in the aggregate, prevent the Company from performing under this Agreement in all material respects.

SECTION 5.6     Compliance with Applicable Law; No Conflicts. Subject to waivers and consents obtained prior to the Closing, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (a) will not violate any Applicable Law, or any order or decree of any court or governmental instrumentality applicable to Company, any of Company’s Subsidiaries or any of their property; (b) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Company or any of its Subsidiaries is a party or by which Company, any of its Subsidiaries or any of their property is bound, and (c) will not result in a breach or violation of the charter or bylaws, or other formation documents, of the Company or its Subsidiaries.

SECTION 5.7     Litigation. There are no pending actions, suits or proceedings against or involving the Company or any of its property, or involving any of its Subsidiaries or any of their respective properties, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or that would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or that are otherwise material in the context of the sale of the Shares; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

SECTION 5.8     Investment Company. The Company is not and, after giving effect to the sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

SECTION 5.9     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the origination, negotiation or execution of this Agreement or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

ARTICLE 6

CLOSING DELIVERIES AND CONDITIONS

SECTION 6.1     Deliveries. The following actions shall be taken on the date of the Closing, except as otherwise provided below, in connection with and as a condition to the consummation of the transactions contemplated hereby, all of which shall be deemed to have been taken simultaneously:

(a)     Holder shall execute and deliver an original counterpart of this Agreement to the Company, and a duly authorized officer of the Company shall execute and deliver an original counterpart of this Agreement to Holder;

(b)     the Holder shall execute and deliver a stock certificate, or letter of transmittal evidencing the assignment and transfer of all right, title and interest in and to the Shares to the Company;

(c)     the Company shall issue and deliver to Holder a Royale Senior Note in the original principal amount of 10% of the aggregate Liquidation Preference of all Shares exchanged by Holder;

(d)     within 30 days following Closing, the Company shall issue and deliver to Holder a stock certificate, or notice of book entry, evidencing the issuance of ten shares of Royale Common Stock for each Share exchanged by Holder;

(e)     the Company shall execute and deliver to the Holder a receipt in the form attached hereto as Exhibit D; and

(f)     the Holder shall execute and deliver to the Company a receipt in the form attached hereto as Exhibit E.

SECTION 6.2     Additional Conditions Precedent to Obligations of the Holder. The obligations of the Holder to exchange the Shares for the Exchange Consideration on the date of the Closing is subject to the satisfaction, or the waiver by the Holder, on or before the date of the Closing of the conditions set forth below. If on the date of the Closing any of the conditions specified in this Section 6.2 shall not have been fulfilled, the Holder shall, at its election, be relieved of all of its obligations under this Agreement.

(a)     Each representation and warranty contained in Section 5 hereof shall be true, correct and complete in all material respects on and as of the date of the Closing.

(b)     The Company shall have performed, satisfied and complied in all material respects with the covenants and conditions required hereby to be performed, satisfied or complied with by it at or before the Closing including, without limitation, the transfer, assignment and conveyance by the Company of Holder’s Proportional Share of the Specified ORRI Interests, and if so elected, the Specified Property Interests to the PH Holdco, if applicable, and Holder’s Proportional Share of that certain overriding royalty interest.

(c)     Preferred Holders holding at least 100% of the Series B Preferred Stock have executed and delivered an exchange agreement to the Company providing for the exchange of all of their shares of Series B Preferred Stock for Royale Common Stock and Royale Senior Notes on substantially the same terms as this Agreement.

SECTION 6.3     Additional Conditions Precedent to Obligations of the Company. The obligations of the Company to deliver the Exchange Consideration for the Holder’s in exchange for the Shares on the date of the Closing is subject to the satisfaction, or the waiver by the Company, on or before the date of the Closing of the conditions set forth below. If on the date of the Closing any of the conditions specified in this Section 6.3 shall not have been fulfilled, the Company shall, at its election, be relieved of all of its obligations under this Agreement.

(a)     Each representation and warranty contained in Section 4 hereof shall be true, correct and complete in all material respects on and as of the date of the Closing.

(b)     The Holder shall have performed, satisfied and complied in all material respects with the covenants and conditions required hereby to be performed, satisfied or complied with by it at or before the Closing.

(c)     The Company shall have entered into exchange agreements with Preferred Holders holding at least 80% of the Series B Preferred Stock have executed and delivered an exchange agreement to the Company providing for the exchange of all of their shares of Series B Preferred Stock for Royale Common Stock and Royale Senior Notes on substantially the same terms as this Agreement.

ARTICLE 7

MISCELLANEOUS

SECTION 7.1     Survival. All representations and warranties made in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive until the first anniversary of the execution and delivery of this Agreement.

SECTION 7.2     Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear and pay its own costs and expenses incurred in connection with the transactions contemplated by this Agreement.

SECTION 7.3     Notices. Unless otherwise provided in this Agreement, any notice, request, instruction or other communication to be given hereunder by either Party to the other shall be in writing and (a) delivered personally, (b) mailed by first-class mail, postage prepaid, (such mailed notice to be effective four days after the date it is mailed) or (c) sent by email transmission, with a confirmation sent by way of one of the above methods, as follows:

If to the Holder, addressed to:

«Legal_Name»

«Signer_Name»

«Address»

«Email»

If to the Company, addressed to:

Royale Energy, Inc.
1530 Hilton Head Road #205
El Cajon, CA 92019
Attn: CEO and Chairman of the Board

Either Party may designate in a writing to the other Party any other address or email number to which, and any other Person to whom or which, a copy of any such notice, request, instruction or other communication should be sent.

SECTION 7.4     Governing Law; Jurisdiction. THE PARTIES HEREBY AGREE THAT THIS AGREEMENT, AND THE RESPECTIVE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL ALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY (i) IRREVOCABLY CONSENT AND AGREES THAT ANY LEGAL OR EQUITABLE ACTION OR PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE STATE OF DELAWARE; AND (ii) BY EXECUTION AND DELIVERY OF THIS AGREEMENT, IRREVOCABLY SUBMITS TO AND ACCEPTS, WITH RESPECT TO ANY SUCH ACTION OR PROCEEDINGS, FOR ITSELF AND IN RESPECT OF ITS PROPERTIES AND ASSETS, FOR PURPOSES OF THIS AGREEMENT, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN SUCH COURTS.

SECTION 7.5     No Consequential or Punitive Damages. Neither Party hereto (or any of their respective Affiliates) shall, under any circumstance, be liable to the other Party (or its Affiliates) for any consequential, exemplary, special, indirect, incidental or punitive damages claimed by such other Party under the terms of or due to any breach of this Agreement, including, but not limited to, loss of revenue or income, cost of capital, or loss of business reputation or opportunity.

SECTION 7.6     Titles. The headings of the articles and sections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

SECTION 7.7     Waiver. No failure of a Party to require, and no delay by a Party in requiring, the other Party to comply with any provision of this Agreement shall constitute a waiver of the right to require such compliance. No failure of a Party to exercise, and no delay by a Party in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Party of any right or remedy under this Agreement shall be effective unless made in writing. Any waiver by a Party of any right or remedy under this Agreement shall be limited to the specific instance and shall not constitute a waiver of such right or remedy in the future.

SECTION 7.8     Binding; Third-Party Beneficiaries. This Agreement shall be binding upon the Parties and upon each of their respective successors and assignees and shall inure to the benefit of, and be enforceable by, each Party and each of their respective successors and assignees; provided, however, that, with the exception of an assignment by the Holder to any Affiliate thereof, neither Party shall assign any right or obligation arising pursuant to this Agreement without first obtaining the written consent of the other Party. Nothing contained herein shall confer upon any Person other than the Parties and their permitted successors and assigns, any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

SECTION 7.9     Entire Agreement. This Agreement together with all of the other documents executed contemporaneously with this Agreement and relating to the Preferred Exchange contains the entire agreement, between the Parties with respect to the subject of this Agreement, and supersedes each course of conduct previously pursued, accepted or acquiesced in, and each written and oral agreement and representation previously made, by the Parties with respect thereto, whether or not relied or acted upon.

SECTION 7.10     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.11     Modification. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation made in the future, by the Parties, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement, impair or otherwise affect any obligation of the Parties pursuant to this Agreement or otherwise operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in writing duly executed by the Company and the Holder.

SECTION 7.12     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Either Party may execute this Agreement by facsimile signature and the other Party shall be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such Party. Either Party executing this Agreement by facsimile signature shall immediately forward to the other Party an original signature page by overnight mail or delivery service.

IN WITNESS WHEREOF, each of the Company and the Holder has caused to be executed by a duly authorized officer this Agreement on the day and year indicated at the beginning of this Agreement.

COMPANY

Royale Energy, Inc.

Johnny Jordan, Chief Executive Officer

HOLDER

«Legal_Name»

By:
«Signer_Name»

EXHIBIT A

Form of Stock Option Agreement

A-1

EXHIBIT B

Form of Royale Senior Note

B-1

EXHIBIT C

Form of Letter of Transmittal

C-1

EXHIBIT D

RECEIPT

THIS RECEIPT, dated as of _____________, is executed and delivered by Royale Energy, Inc. (the “Company”) to «Legal_Name» (the “Holder”) in connection with the Purchase and Sale Agreement, dated as of «Effective_Date» (the “Exchange Agreement”), between the Company and the Holder. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the PSA.

The Company represents and warrants to the Holder that the following statements are true and correct as of the date of Closing:

1.

At Closing, the Company took possession and title to «Pref_B» shares of Series B Preferred Stock and all rights to unpaid dividends related thereto (the “Shares”), with an aggregate liquidation value of «Liq_Val» (the “Liquidation Value”) by

●	stock certificate # __________
●	Letter of Transmittal _____

2.

At Closing, the Company duly executed and delivered to the Holder (i) a notice of book entry evidencing the issuance of «Common» of Royale Common Stock, and (ii) a Royale Senior Note in the original principal amount of «Note».

IN WITNESS WHEREOF, the Company has executed this Receipt as of the date first above written.

ROYALE ENERGY, INC.

By: Johnny Jordan

__________________________

Title: Chief Executive Officer

D-1

EXHIBIT E

RECEIPT

THIS RECEIPT, dated as of ____________, is executed and delivered by «Legal_Name» (the “Holder”) to Royale Energy, Inc., a Delaware corporation (the “Company”), in connection with the Purchase and Sale Agreement, dated as of «Effective_Date» (the “Exchange Agreement”), between the Company and the Holder. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the PSA.

The Holder represents and warrants to the Company that the following statements are true and correct:

1.	At Closing, the Holder received an (i) notice of book entry evidencing the issuance of «Common» of Royale Common Stock, and (ii) a Royale Senior Note in the original principal amount of «Note».

2.

At Closing, the Holder transferred to the Company «Pref_B» shares of Series B Preferred Stock and all rights to unpaid dividends related thereto (the “Shares”), with an aggregate liquidation value of «Liq_Val» (the “Liquidation Value”) by

●	stock certificate # __________
●	Letter of Transmittal _____

IN WITNESS WHEREOF, the Holder has executed this Receipt as of the date first above written.

«Legal_Name»

____________________________

«Signer_Name»_____

E-1

EXHIBIT F

Capitalization of the Company

(giving effect to the Preferred Exchange)

F-1